HALLIBURTON COMPANY
                        2002 EMPLOYEE STOCK PURCHASE PLAN

         1. Purpose. The HALLIBURTON COMPANY 2002 EMPLOYEE STOCK PURCHASE PLAN (the "Plan") is intended to provide an incentive for eligible employees of HALLIBURTON COMPANY (the "Company") and certain of its subsidiaries to acquire or increase a proprietary interest in the Company through the purchase of shares of the Company's common stock. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.

         2. Definitions. Where the following words and phrases are used in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

              "Board" means the Board of Directors of the Company.

              "Committee" means the Board or a committee of members of the Board appointed by the Board to administer this Plan.

              "Company" means Halliburton Company and, where required by the context, shall include any Participating Company.

              "Corporate Change" means one of the following events: (i) the merger, consolidation, or other reorganization of the Company in which the outstanding Stock is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (except a direct or indirect wholly owned subsidiary of the Company), cash or other property; (ii) the sale, lease or exchange of all or substantially all of the assets of the Company to any other corporation or entity (except a direct or indirect wholly owned subsidiary of the Company); or (iii) the adoption by the stockholders of the Company of a plan of liquidation or dissolution.

              "Eligible Compensation" means an employee's regular straight-time earnings or base salary, determined before giving effect to any elective salary reduction or deferral agreements and including vacation and sick time, but excluding overtime, incentive compensation, bonuses, special payments, commissions, severance pay, short-term disability pay, long-term disability pay, geographical coefficients, shift differential and any other items of compensation.

              "Eligible Employee" means, as of each Enrollment Date, each employee of the Company or a Participating Company who, as of such Enrollment Date, has completed a six-month period of service with the Company and/or its Subsidiaries (service with a n acquired entity or operation shall be credited for this purpose), but excluding (i) employees who are employed in a foreign country whose laws or regulations effectively prohibit participation in the Plan and (ii) employees who are customarily employed by the Company less than twenty
         (20) hours per week or less than five (5) months in any calendar year. Additionally, the Committee may also determine that a designated group of highly compensated employees are ineligible to participate in the Plan so long as the group fits within the definition of "highly compensated employee" in Code Section 414(q).

              "Enrollment Date" means the first day of each Purchase Period.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Fair Market Value" shall mean the closing price for a share of Stock on the New York Stock Exchange (or if the Stock is not then listed on such exchange, such other national securities exchange on which the Stock is then listed) for the last Trading Day on the date of such determination, as reported on the New York Stock Exchange (or such other national securities exchange) Composite Tape or such other source

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         as the  Committee deems reliable,  or if no prices are reported on that date, on the last preceding date on which such prices are so reported.

              "Participating  Company"  means  any  present   or  future  parent
         corporation or Subsidiary of the Company that participates in the Plan pursuant to paragraph 4.

              "Purchase  Date"  means  the  last  Trading  Day  of each Purchase
         Period.

              "Purchase Period" means a period of approximately six months beginning on (i) the first Trading Day on or after each July 1 and ending on the last Trading Day in the period ending the following December 31, or (ii) the first Trading Day on or after each January 1 and ending on the last Trading Day in the period ending the following June 30. The first Purchase Period shall begin on the first Trading Day on or after July 1, 2002. The Committee shall have the power to change the duration of Purchase Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Purchase Period to be affected thereafter.

              "Purchase Price" means an amount equal to 85% of the Fair Market Value of a share of Stock on the Enrollment Date or on the Purchase Date, whichever is lower, subject to adjustment pursuant to paragraph 13.

              "Stock" means the Company's common stock, par value $2.50 per share.

              "Subsidiary" means a corporation, domestic or foreign, which is a "subsidiary" of the Company, as defined in section 424(f) of the Code, whether or not such corporation exists or is hereafter organized or acquired by the Company or a subsidiary.

              "Trading Day" means a day on which the principal national stock exchange on which the Stock is traded is open for trading.

         3. Administration of the Plan. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan, make such rules as it deems necessary for the proper administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan and the purchase of Stock under the Plan, including without limitation establishing the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars. In addition, the Committee shall correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any stock purchase right granted under the Plan, correct any mistakes in the administration of the Plan in the manner and to the extent that the Committee deems necessary or desirable to effectuate the intent of the Plan. The Committee shall, in its sole discretion, make such decisions or determinations and take such actions, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Committee deems appropriate.

         4. Participating Companies. The Committee may designate any present or future parent corporation of the Company or Subsidiary that is eligible by law to participate in the Plan as a Participating Company by written instrument delivered to the designated Participating Company. Such written instrument shall specify the effective date of such designation and shall become, as to such designated Participating Company and employees in its employment, a part of the Plan. The terms of the Plan may be modified as applied to the Participating Company only to the extent permitted under Section 423 of the Code. Transfer of employment among the Company and Participating Companies shall not be considered a termination of employment hereunder. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate a Participating Company's Plan participation in the Plan at any time. The Participating
Companies at any time shall be listed on Attachment A hereto as it may be amended from time to time by the Committee.

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         5.   Eligibility.  Subject  to  the  further   provisions  hereof,  all
Eligible Employees as of an Enrollment Date shall be eligible to participate in the Plan with respect to the Purchase Period beginning as of such date.

         6. Stock Subject to the Plan. Subject to the provisions of paragraph 13, the aggregate number of shares of Stock which may be sold under the Plan shall not exceed 12,000,000 shares, which shares may be authorized but unissued shares or treasury shares, including shares bought on the open market or otherwise for purposes of the Plan.

         7.   Stock Purchase Rights.

              (a) Grant of Stock Purchase Rights. On each Enrollment Date the Company shall grant a stock purchase right to each Eligible Employee who elects to participate in the Plan for the Purchase Period beginning on such date. Subject to subparagraphs 7(f) and (g), the number of shares of Stock subject to a stock purchase right for a participant shall be equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such participant during the Purchase Period, plus any amounts carried over from the prior Purchase Period, divided by (ii) the Purchase Price of the Stock applicable to the Purchase Period; provided, however, that the maximum number of shares of Stock that may be subject to any stock purchase right for a participant during any Purchase Period may not exceed 10,000 shares (subject to adjustment as provided in paragraph 13). No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account and not applied to the purchase of whole shares shall be retained in the participant's account and applied in the next Purchase Period, subject to withdrawal by the participant pursuant to paragraph 9.

              (b) Election to Participate; Payroll Deduction Authorization. An Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 7(f), each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee, a payroll deduction authorization in the form prescribed by the Company, whereby he gives notice of his election to participate in the Plan as of the next following Enrollment Date, and whereby he designates an integral percentage (except as provided below) to be deducted from his Eligible Compensation for each pay period ending in the Purchase Period and paid into the Plan for his account. The designated percentage may not be less than 1% nor exceed 10%; provided, however, the minimum contribution per pay period shall be $10.

              (c) Changes in Payroll Authorization. All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may discontinue his participation in the Plan as provided in paragraph 9 hereof, or may increase or decrease the rate of his payroll deductions during the Purchase Period by completing or filing with the Company a new payroll deduction authorization form authorizing a change in his payroll rate. The Committee may, in its discretion, limit the number of payroll rate changes during any Purchase Period. The change in rate shall be effective with the first full payroll period following five business days after the Company's receipt of the new payroll deduction authorization form unless the Company elects to process a given change in payroll rate earlier. A participant's payroll deduction authorization form shall remain in effect for successive Purchase Periods unless terminated as provided in paragraph 9 hereof.

              (d) Automatic Payroll Reduction. Notwithstanding the foregoing, to the extent necessary to comply with subparagraphs 7(f) and (g) hereof, a participant's payroll deductions may be decreased to 0% at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's payroll deduction authorization form at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 9 hereof.

              (e) Tax Withholding. At the time the stock purchase right is exercised, in whole or in part, or at the time some or all of the Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, that arise upon the exercise of the stock purchase right or the disposition of the Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet

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         applicable withholding obligations, including  without  limitation  any
         withholding  required  to   make  available  to  the  Company  any  tax
         deductions or benefits attributable to the sale or early disposition of Stock purchased by the participant.

              (f) $25,000 Limitation. Notwithstanding anything in the Plan to the contrary, no employee shall be granted a stock purchase right under the Plan which permits his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent corporation and Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of Stock (determined at the time such stock purchase right is granted) for each calendar year in which such stock purchase right is outstanding at any time (within the meaning of Section 423(b)(8) of the Code). Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the participant as soon as administratively feasible after the next following Enrollment Date.

              (g) Special Restriction on Participation. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted a stock purchase right under the Plan to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company, its parent corporation or any Subsidiary.

         8.   Exercise of Stock Purchase Rights.

              (a) General Statement. Subject to the limitations set forth in paragraph 7, unless a participant withdraws from the Plan as provided in paragraph 9, each participant in the Plan automatically and without any act on his part shall be deemed to have exercised his stock purchase right on each Purchase Date to the extent of his unused payroll deductions under the Plan and to the extent the issuance of Stock to such participant upon such exercise is lawful.

              (b) Delivery of Shares to Custodian. As soon as practicable after each Purchase Date, the Company shall deliver to a custodian selected by the Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the aggregate number of whole shares of Stock with respect to which stock purchase rights were exercised on such Purchase Date of all of the participating employees hereunder. Such custodian shall keep accurate records of the beneficial interests of each participant in such shares by means of participant accounts under the Plan, and shall provide each participant with periodic statements with respect thereto as may be directed by the Committee. The Committee may require that shares be retained with such custodian, or other designated broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. If the Company is required to obtain from any U.S. commission or agency authority to issue any such shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any commission or agency (whether U.S. or foreign) authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any participant in the Plan except to return to him the amount of his payroll deductions under the Plan which would have otherwise been used upon exercise of the relevant stock purchase right.

              (c) Withdrawal of Shares. A participant may, at any time, in such form and manner as established by the custodian, direct the custodian to deliver to the participant all or part of the shares held by the custodian in his account or to sell such shares and deliver to the participant the proceeds therefrom, less applicable expenses.

              (d) Dividends. With respect to an individual's Stock held by the custodian pursuant to subparagraph 8(b), the custodian shall automatically reinvest in additional shares of Stock for such individual's account any cash dividends received by the custodian and attributable to such Stock and shall, in accordance with procedures adopted by the custodian, facilitate the individual's voting rights attributable to shares held in a participant's account.

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         9.   Withdrawal from the Plan.

              (a) General Statement. Any participant may withdraw in whole from the Plan at any time that is five or more days prior to the Purchase Date relating to a particular Purchase Period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal in a form prepared by the Company. The Company, promptly as practical following the receipt of the notice of withdrawal, shall refund to the participant the amount of his payroll deductions under the Plan which have not yet been used to purchase shares upon the exercise of his stock purchase rights; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised stock purchase rights under the Plan shall terminate in full.

              (b)  Leave of  Absence.  A   participant  who  goes on  a leave of
         absence shall be deemed to have elected to withdraw from the Plan.

              (c) Eligibility Following Withdrawal. A participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the Purchase Period during which he withdrew (provided that he is otherwise an Eligible Employee at such later time).

         10. Termination of Eligible Employment. If the employment of a participant with the Company terminates for any reason whatsoever or the participant ceases to be an Eligible Employee, then his participation in the Plan automatically and without any act on his part shall terminate as of the date of such termination of employment or change in status. The Company shall promptly refund to him (or his estate or personal representative, as the case may be) the amount of his payroll deductions under the Plan which have not yet been used to purchase Stock, and thereupon his interest in unexercised stock purchase rights under the Plan shall terminate in full.

         11. Restriction Upon Assignment of Stock Purchase Rights. A stock purchase right granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each stock purchase right shall be exercisable, during a participant's lifetime, only by the participant to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of any of his stock purchase rights under the Plan.

         12. No Shareholder Rights or Privileges Until Exercise of Stock Purchase Rights. With respect to shares of Stock subject to a stock purchase right, a participant shall not be deemed to be a shareholder, and he shall not have any of the rights or privileges of a shareholder, until such stock purchase right has been exercised and shares delivered pursuant to subparagraph 8(b).

         13. Changes in Stock; Adjustments. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action will be taken by the Committee to adjust any or all of (i) the number and type of shares subject to the Plan, (ii) the number and type of shares subject to outstanding stock purchase rights and (iii) the Purchase Price with respect to any of the foregoing.

         In the event of a Corporate Change, unless a successor corporation assumes or substitutes new stock purchase rights (within the meaning of Section 424(a) of the Code) for all stock purchase rights then outstanding, (i) the Purchase Date for all stock purchase rights then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of the Corporate Change and (ii) upon such effective date any unexercised stock purchase rights shall expire and the Company promptly shall refund to each participant the amount of such participant's payroll deductions under the Plan which have not yet been used to purchase Stock.

         14. Use of Funds; No Interest Paid. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any participant on amounts credited to his account.

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         15.  Term of  the  Plan.  The  Plan  shall  be effective  July 1, 2002, provided the Plan is approved by the shareholders of the Company prior to such date. If not sooner terminated under the provisions of paragraph 16, the Plan shall automatically terminate upon and no further payroll deductions shall be made and no further stock purchase rights shall be granted after the date all of the shares of Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been sold under the Plan. If on the final Purchase Date there is an insufficient number of shares of Stock available for all purchases under stock purchase rights exercised on such date, the number of available shares shall be prorated among the then purchasing participants in an equitable manner as determined by the Committee based on their deductions for such Purchase Period and all remaining amounts shall be returned to the participants.

         16. Amendment or Termination of the Plan. The Board in its discretion may terminate the Plan at any time with respect to any Stock for which stock purchase rights have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time;
provided, however, that, except as provided below, no change in any stock purchase right theretofore granted may be made that would materially impair the stock purchase rights of the participant without the consent of such participant. In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to (i) altering the Purchase Price for any Purchase Period including a Purchase Period underway at the time of the change in Purchase Price; and (ii) shortening any Purchase Period so that Purchase Period ends on a new Purchase Date, including a Purchase Period underway at the time of the Board action.

         17. Securities Laws. The Company shall not be obligated to issue any Stock pursuant to any stock purchase right granted under the Plan at any time when the offer, issuance or sale of shares covered by such stock purchase right has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal or foreign laws, rules or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company's policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of stock purchase rights granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan shall be deemed to contain, and such stock purchase rights shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         18. No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action that is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any stock purchase right granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

         19.  Miscellaneous Provisions.

              (a) Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

              (b) Headings. The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

              (c) Not a Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Participating Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time

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         shall not be deemed to create the right to  participate in the Plan, or any other arrangement permitting an employee of the Company or any Participating Company to purchase Stock at a discount, in the future. The stock purchase rights and obligations under any participant's terms of employment with the Company or any Participating Company shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Participating Company or to restrict the right of the Company or any Participating Company to discharge any person at any time, nor shall the Plan be deemed to give the Company or any Participating Company the right to require any person to remain in the employ of the Company or such Participating Company or to restrict any person's right to terminate his employment at any time. The Plan shall not afford any participant any additional
         right  to  compensation  as   a  result  of  the  termination  of  such
         participant's employment for any reason whatsoever.

              (d) Compliance with Applicable Laws. The Company's obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Stock as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant stock purchase rights or to offer, issue, sell or deliver Stock under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy or otherwise, prohibit the Company from taking any such action with respect to such employee.

              (e) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

              (f) Governing Law. All provisions of the Plan shall be construed in accordance with the laws of Delaware except to the extent preempted by federal law.

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